SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LIFSCHULTZ INDS INC

                    GABELLI ASSOCIATES LTD
                                 6/21/01            6,000            22.8000
                                 6/08/01            3,000            22.6800
                                 6/06/01            7,500            22.6800
                                 6/04/01              400            22.6600
                    GABELLI ASSOCIATES FUND
                                 6/21/01            7,000            22.8000
                                 6/08/01              100            22.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ SMALL CAP MARKET.

          (2) PRICE EXCLUDES COMMISSION.